Axiom III, Inc.

7507  Folger  Road                                               (704)  905-6008
Charlotte,  NC  28226


                               September 29, 2004


Mr. John H. W. Hui, Vice  Chairman
China World Trade Corp.
4th  Floor, Goldlion Digital Network Center
138 Tiyu Road East, Tianhe
Guangzhou, PRC


                                     Re:   Letter of Intent - Strategic Alliance


Dear  Mr.  Hui:


Per our conversation, we submit this Letter of Intent regarding a share exchange between Axiom III, Inc. ("Axiom"), a Nevada corporation and China World Trade Corp., ("China World Trade"), a Nevada Corporation.

                                   Background

By way of background, Axiom began operating in May, 2003. We are in the business of buying, selling, renting, and improving all aspects of real estate. We are an early stage company having purchased a building in Massachusetts (U.S.A.) in 2003 which is currently being rented. Our executive offices are at 7507 Folger Road, Charlotte, NC 28226.

We understand that China World Trade Corp. ("China World Trade") operates business clubs in the major cities of China in association with the World Trade Center Association. You currently operate the Guangzhou World Trade Center Club and the Beijing World Trade Center Club. You plan to create a Chinese/English internet portal to serve foreign and Chinese small to medium sized businesses. China World Trade is a reporting public company that has registered its common stock under Section 12(g) of the Securities Exchange Act of 1934, as amended.

We intend to enter into a strategic alliance whereby the China World Trade will seek out real estate opportunities in the Peoples Republic of China for purposes of potential acquisition by Axiom.

                               TERMS OF AGREEMENT
                               ------------------

1.     Consulting  Services Offered by China World Trade.     China World Trade,
       --------------------------------------------------
through its Consulting Services division, will perform a consulting engagement for Axiom in order to identify potential real estate purchases for Axiom. Real estate investments in China have the following advantages: unique values due to strategic locations, capital appreciation, passive income streams, less volatility, and tax benefits. To overcome one of the biggest disadvantages of real estate investments in China, China World Trade will actively manage the real asset properties which may be acquired through this alliance. Real estate will consist of residential, office buildings, shopping centers, regional malls, industrial, lodging and resorts, etc. Axiom would diversify its domestic real estate risk through entrance into the foreign market.

2.     Payment  and  Expenses.     In  consideration of the services provided by
       -----------------------
China World Trade, Axiom will pay to China World Trade 200,000 shares of its unregistered common stock, ($0.001 par value.) At the time of issuance Axiom will have issued and outstanding no more than 13,000,000 shares of its common stock and shall have no options, warrants or securities convertible into common stock.

The registration statement shall be at no cost to China World Trade or its shareholders and Axiom shall be solely responsible for the costs of filing fees, legal and accounting fees, printing or other costs. Axiom will bear the costs of mailing or delivery associated with distributing the common shares to the shareholders of record of China World Trade upon effectiveness of the registration statement.

3.     Registration  of China  World  Trade  Payment.     Axiom  shall  use  its
       --------------------------------------------
reasonable best efforts to promptly register the shares issued to China World Trade in consideration of this Agreement by the filing of a registration statement by Axiom with the United States Securities & Exchange Commission under the Securities Act of 1933, as amended. To the fullest extent permissible under the applicable securities laws, the registration shall register the issuance of shares to China World Trade shareholders and the subsequent resale of the shares. China World Trade will distribute the shares to its shareholders of record as of September 15, 2004 in proportion to their then current shareholdings in China World Trade common stock upon effectiveness of the registration statement pertaining to the shares.

Axiom shall use its reasonable best efforts to obtain a listing on the NASDAQ Over-the-Counter Bulletin Board (OTC BB) or similar recognized U.S. national exchange.

China World Trade acknowledges the possibility that it may be deemed to be a "statutory underwriter" within the meaning of Section 2(11) of the Securities Act. China World Trade agrees that it will comply with all prospectus delivery requirements that would apply to a statutory underwriter in connection with the distribution of our shares to its shareholders. Further, China World Trade will comply with all anti-manipulation rules of the SEC, including Regulation M. If a market for the shares develops, these rules may apply to sales in the marketplace was well.

Please note that Regulation M prohibits any person who participates in a distribution from bidding for or purchasing any security which is the subject of the distribution until the entire distribution is complete. It also prohibits purchases to stabilize the price of a security in the distribution.

4.     Confidentiality.     Both  parties shall keep this Agreement confidential
       ----------------
during the "quiet period" of the Axiom registration and will not issue press releases or otherwise notice the Agreement until the Axiom registration statement has been filed and public pronouncements are permitted.

We are excited about the opportunity for growth offered by this agreement. If you have any questions, please do not hesitate to contact me.


                         Very  truly  yours,

                         Axiom  III,  Inc.


                         By: Karol  Kapinos
                             President



Agreed  To:



China  World  Trade  Corp.:


By:  _________________________

     Authorized  Officer